Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the GCL Global Holdings Ltd. Equity Incentive Plan, of our report dated July 31, 2026, with respect to the consolidated financial statements of GCL Global Holdings Ltd. included in its Annual Report (Form 20-F) for the year ended March 31, 2026, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Singapore

October 9, 2026